Registration No.

            Filed with the Securities and Exchange Commission
                              on May 31, 1994

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TALLEY INDUSTRIES, INC.
            (Exact name of issuer as specified in its charter)
Delaware                                                         86-0180396
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification No.)

              2702 North 44th Street, Phoenix, Arizona  85008
            (Address of Principal Executive Offices) (Zip Code)

                          1990 STOCK OPTION PLAN
                        OF TALLEY INDUSTRIES, INC.
                         (Full title of the plan)

MARK S. DICKERSON, Esq.            Copies to:
Vice President, General            Catherine R. Hardwick, Esq.
  Counsel and Secretary            Meyer, Hendricks, Victor,
Talley Industries, Inc.              Osborn & Maledon, P.C.
2702 North 44th Street             2929 North Central Avenue
Phoenix, Arizona 85008             Phoenix, Arizona  85012
(602) 957-7711                     (602) 640-9323
FAX (602) 852-6972                 FAX (602) 640-9050

(Name, address and telephone number, including area code, of agent for service)

                      Calculation of Registration Fee

                                       Proposed           Proposed
Title of             Amount            maximum            maximum           Amount of
securities to         to be         offering price        aggregate        registration
be registered      Registered         per share         offering price         fee

Common Stock        100,000            $5.375(1)         $537,500(1)          $185.34
($1.00 par value)

Common Stock          5,000            $6.50(2)          $ 32,500(2)          $ 11.21
($1.00 par value)


(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the price at which the shares being registered herein may be purchased pursuant to options granted under the 1990 Stock Option Plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on May 25, 1994.

_________________________________________________________________

     This Registration Statement is filed to register an additional 105,000 shares of Common Stock of Talley Industries, Inc. (the "Registrant") to be issued pursuant to the 1990 Stock Option Plan of the Registrant (the "Plan"). A Registration Statement on Form S-8 was filed by the Registrant with respect to other securities offered pursuant to the Plan on April 12, 1993 (File No. 33-60922) and Post-Effective Amendment No. 1 thereto was filed on December 16, 1993. The contents of such earlier Registration Statement and Post-Effective Amendment thereto are hereby incorporated by reference and made a part hereof.

_________________________________________________________________



                                  PART II


Item 8:  Exhibits.


     The Exhibits listed in the Exhibit Index on the pages preceding the exhibits of this Registration Statement are filed as part of this Registration Statement.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 31, 1994.

                              TALLEY INDUSTRIES, INC.


                              By: WILLIAM H. MALLENDER

                                  William H. Mallender
                                  Chairman of the Board,
                                  Principal Executive Officer
                                  and Director

                             POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints William H. Mallender and Mark S. Dickerson, and each one of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                             Date


WILLIAM H. MALLENDER     Chairman of the Board,            May 31, 1994
William H. Mallender     Principal Executive Officer
                         and Director


JACK C. CRIM             Director, President and           May 31, 1994
Jack C. Crim             Chief Operating Officer



KENNETH MAY              Vice President and Controller     May 31, 1994
Kenneth May              Principal Accounting Officer



Signature                Title                             Date




DANIEL R. MULLEN         Vice President and Treasurer      May 31, 1994
Daniel R. Mullen         Principal Financial Officer



                         Director                          May 31, 1994
Neil W. Benson



PAUL L. FOSTER           Director                          May 31, 1994
Paul L. Foster



TOWNSEND W. HOOPES       Director                          May 31, 1994
Townsend W. Hoopes



FRED ISRAEL              Director                          May 31, 1994
Fred Israel



JOHN D. MACNAUGHTON, JR. Director                          May 31, 1994
John D. MacNaughton, Jr.



EMIEL T. NIELSEN, JR.    Director                          May 31, 1994
Emiel T. Nielsen, Jr.



JOSEPH A. ORLANDO        Director                          May 31, 1994
Joseph A. Orlando



ALEX STAMATAKIS          Director                          May 31, 1994
Alex Stamatakis



JOHN W. STODDER          Director                          May 31, 1994
John W. Stodder



DONALD J. ULRICH         Director                          May 31, 1994
Donald J. Ulrich



DAVID VICTOR             Director                          May 31, 1994
David Victor

                               EXHIBIT INDEX


5*       Opinion of Meyer, Hendricks, Victor, Osborn & Maledon,
         P.A.

23.1* Consent of the Registrant's Independent Public Accountants to the incorporation by reference of the report on its audits of the consolidated financial statements and schedules of Talley Industries, Inc.

23.2*    Consent of Meyer, Hendricks, Victor, Osborn & Maledon,
         P.A. (included in Exhibit 5).



________________________

* Filed herewith.




















                                                               1990-SOP.MAY



































                               EXHIBIT 23.1